Exhibit 10.10(b)

FOURTH
EXTENSION AND MODIFICATION
OF
EMPLOYMENT AGREEMENT

THIS FOURTH EXTENSION AND MODIFICATION OF EMPLOYMENT AGREEMENT (the “Extension”) is entered into as of July 20, 2005 by and between Hearthside Homes, Inc., a California corporation (“Employer”), which is an indirect wholly-owned subsidiary of California Coastal Communities, Inc., a Delaware corporation (“Parent”), and ED MOUNTFORD (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive and Employer have entered into an Employment Agreement dated as of May 1, 1998, an Extension and Modification of Employment Agreement dated December 7, 1999, a Second Extension and Modification of Employment Agreement dated April 30, 2001, a Third Extension and Modification of Employment Agreement dated March 18, 2003 and a Modification of Employment Agreement dated November 12, 2003 (collectively, the “Employment Agreement”), through which Executive has provided various executive capacities to Employer and Employer has obtained various executive services by Executive; and

WHEREAS, Employer desires to obtain the benefit of continued service from Executive by extending the Employment Agreement, and Executive desires to render continued services to Employer by extending the Employment Agreement pursuant to the terms and conditions of this Extension;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, the parties agree as follows:

SECTION 1.                                CONTINUING EFFECTIVENESS OF EMPLOYMENT AGREEMENT. Except to the extent of any modification made pursuant to the terms of this Extension, the Employment Agreement shall continue to remain in full force and effect following the date hereof.

SECTION 2.                                EXTENSION OF TERM. Employer and Executive hereby agree to extend the term of the Employment Agreement until April 30, 2007.

SECTION 3.                                BASE SALARY. Effective June 1, 2005 and until the expiration of the term set forth in Section 2 above, Employer agrees to pay Executive a base salary of at least One Hundred and Eighty Thousand Dollars ($180,000) per year in semi-monthly installments on the same dates the other senior officers of Employer are paid.

SECTION 4.                                BONUS. From the date hereof and until the expiration of the term set forth above, Employer agrees to provide Executive with the opportunity to earn incentive bonuses of (i) up to Nine Hundred Seventy-Five Thousand Dollars ($975,000) in connection with obtaining entitlements for the Upper Bench of the Bolsa Chica Mesa, based upon the amounts for each performance target as set forth on Schedule A attached hereto; (ii) an incentive bonus in the amount of Two Hundred and Sixty Thousand Dollars ($260,000) in the event the proposed sale of the Lower Bench of the Bolsa Chica Mesa to the Wildlife Conservation Board for $65 million is completed; and (iii) the “Oxnard Project Bonus” that may be earned by Executive in connection with Hearthside Homes Oxnard LLC’s development project in Oxnard, California (the “Oxnard Project”) under the terms set forth in the Modification of Employment Agreement dated November 12, 2003.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

“EMPLOYER”

HEARTHSIDE HOMES, INC.

By:	/s/ Raymond J. Pacini
Raymond J. Pacini
Chief Executive Officer

“EXECUTIVE”

/s/ Ed Mountford

Ed Mountford

Schedule A

Target Bonus and Performance Objectives

Subject to achieving the Performance Objectives set forth below during the term of this Agreement, Employer will pay Executive the Target Bonus amount with respect to each Objective within five business days after such Objective has been accomplished.

		Target
Executive	Bolsa Chica Performance Objective	Bonus

Ed Mountford
	Upper Bench:

	Coastal Development Permit (“CDP”) issued by Coastal Commission on terms acceptable to the Company	$200,000

	CDP issued by Coastal Commission by December 15, 2005	500,000

	City pre-annexation / water agreement executed by October 31, 2005	125,000

	Grading permit issued	100,000

	Final Map recorded	50,000

	Total for Upper Bench	$975,000

Executive’s initials:

CEO’s initials:

7/13/2005